Exhibit 99.2

CALENDAR DRAGON, INC.
PRO FORMA FINANCIAL STATEMENTS

FINANCIAL STATEMENTS AND EXHIBITS

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

See Exhibit 99.1 for audited financial statements of Lani LLC.

(b) SELECTED UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

The unaudited pro forma financial data set forth below at and for the nine months ended August 31, 2012 and at and for the year ended November 30, 2011 is based upon Calendar Dragon’s historical financial statements, adjusted to give effect to the transaction with Lani, LLC.

On November 16, 2012, Calendar Dragon. (the "Company") completed a reverse merger transaction through a merger with Lani LLC whereby the Company acquired all of the issued and outstanding shares of Lani LLC in exchange for 24,300,000 shares of our common stock, which represented approximately 42.61% of our total shares outstanding immediately following the closing of the transaction. As a result of the reverse acquisition, Lani LLC became our wholly owned subsidiary and the former shareholders of Lani LLC became our controlling stockholders. The share exchange transaction with Lani LLC was treated as a reverse acquisition, with Lani LLC as the acquirer and the Company as the acquired party.

The pro forma financial information at and for the nine months ended August  31, 2012 has been developed from Calendar Dragon’s unaudited financial statements and Lani, LLC audited financial statements (for the eight month period then ended), and the notes to those consolidated financial statements, which are included elsewhere in this document.

The pro forma financial information at and for the year ended November 30, 2010 has been developed from Calendar Dragon’s audited financial statements and Lani, LLC’s audited financial statements (as of December 31, 2011), and the notes to those financial statements, which are included elsewhere in this document.

The unaudited pro forma consolidated financial data is provided for illustrative purposes only and does not purport to represent what Calendar Dragon’s actual consolidated results of operations or Calendar Dragon’s financial position would have been had the transaction and corporation sale occurred on the dates assumed, nor is it necessarily indicative of future consolidated results of operations or financial position.

The unaudited pro forma combined financial data is based on preliminary estimates and various assumptions that Lani, LLC and Calendar Dragon believe are reasonable in these circumstances. Because the former stockholders of Lani, LLC will own approximately 44.08% of the combined company on completion of the exchange, calculated on a fully diluted basis and Calendar Dragon is selling its existing operations in conjunction with the transaction, the transaction will be accounted for as an acquisition of a business through a reverse acquisition. The assets consist primarily of cash and intangible assets and the historical financial statements are not reflective of the current fair value of these assets.  There are no adjustments as a result of the acquisition to the carrying amount of these assets.  Costs of the transaction will be charged to operations. The unaudited pro forma financial statements reflect the Lani, LLC accounting policies, as those accounting policies will govern Lani, LLC accounting after the transaction and corporation sale.

The summary consolidated statement of operations data for the nine months ended August 31, 2012 gives effect to the proposed transaction as if the transaction had occurred on December 1, 2011.  The summary consolidated balance sheet data at August 31, 2012 gives effect to the proposed transaction as if the transaction had occurred on August 31, 2012.

The summary consolidated statement of operations data for the year ended November 30, 2011 gives effect to the transaction and corporation sale as if each had occurred on December 1, 2010.

CALENDAR DRAGON, INC.
UNAUDITED PRO FORMA CONDESNED COMBINED BALANCE SHEETS
AS OF AUGUST 31, 2012
(in thousands)

		Calendar		Pro Forma
	Lani LLC	Dragon	Adjustments	Combined
		(Unaudited)
Assets
Current Assets:
Cash and Cash Equivalents	$4,615	$-	$-	$4,615
Accounts receivable, net	0	0	0	0
Deposits	2,049	0	0	2,049
Current portion of notes receivable				0
Total Current Assets	6,664	0	0	6,664
Property, Plant and equipment, net	26,040	13,000	0	39,040
Total Assets	32,704	13,000	0	45,704

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued expenses	1,577	809	0	2,386
Note payable	50,000			50,000
Loans from Related Party				0
Due to officers		1,600	0	1,600
Due to related party				0
Total Current Liabilities	51,577	2,409	0	53,986

Commitment and Contingencies

Stockholders' Equity
Preferred stock, Series A	0	0	0	0
Preferred stock, Series B	0	0	0	0

Common Stock	0	3,795	0	3,795

Accitional paid-in capital	0	56,605	0	56,605
Member's Capital	134,280	0	0	134,280
Accumulated Deficit in the development state	-153,153	-49,809	0	-202,962
Total Stockholders' Equity	-18,873	10,591	0	-8,282

Total Liabilities and Stockholders' Equity	32,704	13,000	0	45,704

CALENDAR DRAGON, INC.
PRO FORMA FINANCIAL STATEMENTS

CALENDAR DRAGON, INC.
PRO FORMA UNAUDITED CONDENSED COMBINED BALANCE SHEETS
AS OF NOVEMBER 30, 2011
(in thousands)

		Calendar		Pro Forma
	Lani LLC	Dragon	Adjustments	Combined

Assets
Current Assets:
Cash and Cash Equivalents	$34,911	$13,331	$-	$48,242
Accounts receivable, net	1,454		0	1,454
Deposits	3,666	0	0	3,666
Total Current Assets	40,031	13,331	0	53,362
Property, Plant and equipment, net	0	16,000	0	16,000
Total Assets	40,031	29,331	0	69,362

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued expenses	5,110	0	0	5,110
Deferred Prospect Fee	20,414		0	20,414
Note payable			0	0
Loans from Related Party			0	0
Due to officers		1,600	0	1,600
Total Current Liabilities	25,524	1,600	0	27,124

Commitment and Contingencies

Stockholders' Equity
Preferred stock, Series A	0	0	0	0
Preferred stock, Series B	0	0	`	0

Common Stock	0	3,795	0	3,795

Additional paid-in capital		56,605	0	56,605
Member's Capital	76,760	0	0	76,760
Accumulated Deficit in the development state	-62,253	-32,669	0	-94,922
Total Stockholders' Equity	14,507	27,731	0	42,238

Total Liabilities and Stockholders' Equity	40,031	29,331	0	69,362

CALENDAR DRAGON, INC.
PRO FORMA FINANCIAL STATEMENTS

CALENDAR DRAGON INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
NINE MONTH INTERIM PERIOD ENDED AUGUST 31, 2012
(in thousands, except per share amounts)

		Calendar	Pro Forma
	Lani LLC	Dragon	Combined
		(Unaudited)

Total Revenues	$-	$-	$-
Leasehold Costs	106,571	0	106,571
Selling - general and administrative expenses	34,833	17,140	51,973
Loss from operations	(141,404)	(17,140)	(158,544)
Other Income (Expenses)
Gain on Sale of assets	50,504	0	50,504
Total Other Income (Expenses)	50,504	0	50,504
Loss before Provision of Income Taxes	(90,900)	(17,140)	(108,040)
Provision for income taxes	0	0	0
Net Loss applicable to common shareholders	(90,900)	(17,140)	(108,040)

CALENDAR DRAGON, INC.
PRO FORMA FINANCIAL STATEMENTS

CALENDAR DRAGON INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
YEAR ENDED NOVEMBER 30, 2011
(in thousands, except per share amounts)

		Calendar	Pro Forma
	Lani LLC	Dragon	Combined

Total Revenues	$-	$-	$-
Leasehold Costs	60,804	0	60,804
Selling - general and administrative expenses	1,449	27,948	29,397
Loss from operations	(62,253)	(27,948)	(90,201)
Other Income (Expenses)
Gain on Sale of assets	0	0	0
Total Other Income (Expenses)	0	0	0
Loss before Provision of Income Taxes	(62,253)	(27,948)	(90,201)
Provision for income taxes	0	0	0
Net Loss applicable to common shareholders	(62,253)	(27,948)	(90,201)